Exhibit 10(ii)

TAYLOR DEVICES, INC.

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

            This FIRST AMENDMENT TO EMPLOYMENT AGREEMENT is made effective as of the 22nd day of December, 2006 by and between TAYLOR DEVICES, INC. (the "Company"), a New York corporation having an office located at 90 Taylor Drive, North Tonawanda, New York 14120‑0748 and DOUGLAS P. TAYLOR, an individual residing at 375 Belmont Court, East, North Tonawanda, New York 14120 (the "Executive").

                    WHEREAS, the Company and the Executive have each agreed that it is in their best interests to amend the Employment Agreement by and between the Company and the Executive entered into as of December 1, 2000 (the "Agreement") for the purpose of establishing a definite expiration date of the Agreement; and

                    WHEREAS, to accomplish the foregoing, the Company and the Executive have agreed to enter into this First Amendment to Employment Agreement (the "Amendment"), as hereinafter set forth.

            NOW, THEREFORE, in consideration of the mutual covenants contained herein and in the Agreement, the parties hereby agree as follows:

1.             Paragraph 2(a) of the Agreement is hereby deleted in its entirety, and the following is substituted fully in its place and stead:

2. TERM; TERMS AND DUTIES.

             (a) Unless earlier terminated, as provided in this Agreement, the term of this Agreement shall commence on its effective date and shall expire on December 31, 2009 (the "Expiration Date"); provided however, that, upon written notice given by either party to the other at least 30 days prior to the Expiration Date, this Agreement may be renewed by mutual agreement of the parties.  Prior to any renewal of this Agreement by the Company, the Board of Directors of the Company (the "Board"), acting by a majority of its disinterested members, shall conduct a comprehensive evaluation and review of the performance of the Executive for purposes of determining whether to renew the Agreement and the results thereof shall be included in the minutes of meeting for the Board.  Henceforward, "Term" shall include any and all extensions or renewals of this Agreement.

2.            Except as expressly amended by this Amendment, all other terms of the Agreement shall remain in full force and effect, without modification, change or amendment of any kind.

         IN WITNESS WHEREOF, the Company has caused this Amendment to be executed and its seal to be affixed hereunto by its duly authorized officer; and Executive has signed this Amendment, as of the date and year first above written.

ATTEST:		TAYLOR DEVICES, INC.

/s/Kathleen A. Nicosia	By:	/s/Richard G. Hill
Name: Richard G. Hill
Title: Executive Vice President

/s/Kathleen M. King		EXECUTIVE
WITNESS

/s/Josephine Woloszyn		/s/Douglas P. Taylor
WITNESS		DOUGLAS P. TAYLOR

(CORPORATE SEAL)